Consent of Independent Auditors’

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement (Form F-10) of our report dated March 25, 2009 with respect to the consolidated balance sheets of the Corporation as at December 31, 2008 and 2007, and the consolidated statements of shareholders’ equity, operations and deficit and cashflows for each of the years in the three period ended December 31, 2008, included in the Annual Report (Form 40-F) for 2008 filed with the Securities and Exchange Commission on March 31, 2009 and our report dated July 27, 2009 with respect to the reconciliation to United States generally accepted accounting principles of the consolidated balance sheets of the Corporation as at December 31, 2008 and 2007, and the consolidated statements of shareholders’ equity, operations and deficit and cashflows for each of the years in the three period ended December 31, 2008, included in the Foreign Issuer Report (Form 6-K) filed with the Securities and Exchange Commission on July 27, 2009.

/s/ ERNST & YOUNG LLP
Chartered Accountants
Vancouver, B.C. Canada
July 28, 2009